SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2010

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 29, 2010, EDGAR Online, Inc. (the “Company”) filed a Current Report on Form 8-K (the “June 29 8-K”) to report, among other things, that on June 23, 2010, it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UBM Acquisition Corp., a Washington corporation and a wholly owned subsidiary of the Company and UBMatrix, Inc., a Washington corporation (“UBMatrix”). The Merger Agreement was attached to the June 29 8-K as Exhibit 2.1.

This Current Report on Form 8-K is being furnished to the Securities and Exchange Commission (the “Commission”) in order to furnish, as Exhibit 99.1 hereto, a copy of the June 29 8-K formatted as if it had been filed with the Commission using Extensible Business Reporting Language (“XBRL”). This reformatted version of the June 29 8-K, which is available at www.edgar-online.com, provides an example of the financial transparency possible when using XBRL to tag corporate actions. The XBRL document was created using UBmatrix software products.

The Company has also filed as Exhibit 99.2 hereto a press release issued on July 12, 2010 to announce the filing of this Current Report on Form 8-K.

None of this Current Report on Form 8-K, the reformatted version of the June 29 8-K attached as Exhibit 99.1 hereto or the press release attached as Exhibit 99.2 hereto shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Current Report on Form 8-K of the Company, as filed on June 29, 2010, reformatted using XBRL Proof of Concept using Corporate Actions Taxonomy

99.2	Press Release, dated July 12, 2010, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2010	EDGAR ONLINE, INC.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Current Report on Form 8-K of the Company, as filed on June 29, 2010, reformatted using XBRL Proof of Concept using Corporate Actions Taxonomy

99.2	Press Release, dated July 12, 2010, of the Company